Exhibit 99.1

Deckers Brands Reports Third Quarter Fiscal 2018 Financial Results and Raises Guidance for Full Year Fiscal 2018

GOLETA, Calif.--(BUSINESS WIRE)--February 1, 2018--Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced financial results for the third fiscal quarter ended December 31, 2017.

Throughout this release, references to Non-GAAP financial measures exclude the impact of certain restructuring and other charges. Additional information regarding these Non-GAAP financial measures is set forth under the heading "Non-GAAP Financial Measures" below.

“Our third quarter results, which meaningfully exceeded expectations, underscore the progress we have made developing a stronger foundation to support profitable growth,” said Dave Powers, President and Chief Executive Officer. “Our refined product strategies, enhanced consumer messaging and wholesale account optimization efforts resulted in much stronger full price selling for our brand portfolio during the key holiday season. While more favorable weather also contributed to our year-over-year improvement, hard work by the entire organization enabled us to capitalize on additional upside opportunities. Looking ahead, I am confident that the successful execution of our profit improvement plan, combined with the recently passed tax reform, has Deckers in a great position to deliver increased value to our shareholders in the years ahead.”

Third Quarter Fiscal 2018 Financial Review

  Net sales increased 6.6% to $810.5 million compared to $760.3 million for the same period last year. On a constant currency basis, net sales increased 6.3%.
  Gross margin was 52.2% compared to 50.5% for the same period last year.
  SG&A expenses were $230.3 million compared to $330.3 million for the same period last year. Non-GAAP SG&A expenses were $220.4 million this year compared to $201.4 million last year.
  Operating income was $193.2 million compared to $53.3 million for the same period last year. Non-GAAP operating income was $203.1 million this year compared to $182.2 million last year.
  Diluted earnings per share was $2.69 compared to $1.27 for the same period last year. Non-GAAP diluted earnings per share was $4.97 this year compared to $4.11 last year. For this year, non-GAAP diluted earnings per share was largely effected by the recently enacted tax reform act.

Brand Summary

  UGG® brand net sales for the third quarter increased 4.3% to $734.7 million compared to $704.0 million for the same period last year.
  HOKA ONE ONE® brand net sales for the third quarter increased 65.7% to $31.8 million compared to $19.2 million for the same period last year.
  Teva® brand net sales for the third quarter increased 33.4% to $19.5 million compared to $14.6 million for the same period last year.
  Sanuk® brand net sales for the third quarter were flat to last year at $13.9 million.

Channel Summary (included in the brand sales numbers above)

  Wholesale net sales for the third quarter increased 10.3% to $428.8 million compared to $388.6 million for the same period last year.
  DTC net sales for the third quarter increased 2.7% to $381.7 million compared to $371.7 million for the same period last year. DTC comparable sales for the third quarter increased 1.7% over the same period last year.

Geographic Summary (included in the brand and channel sales numbers above)

  Domestic net sales for the third quarter increased 2.5% to $501.7 million compared to $489.5 million for the same period last year.
  International net sales for the third quarter increased 14.0% to $308.8 million compared to $270.8 million for the same period last year.

Balance Sheet (December 31, 2017 as compared to December 31, 2016)

  Cash and cash equivalents were $493.0 million compared to $296.4 million.
  Inventories were $396.3 million compared to $373.5 million.
  Outstanding borrowings were $32.2 million compared to $62.4 million.

Stock Repurchase Program and Cash Repatriation

During the third quarter the Company repurchased approximately 361,000 shares of its common stock for a total of $24.7 million. As of December 31, 2017, the Company had $375.6 million remaining under its $400.0 million in stock repurchase authorizations. The Company still intends to repurchase approximately $75 million worth of stock prior to the end of fiscal year 2018.

The Company intends to repatriate $250.0 million by fiscal year end 2018. This preliminary estimate may be impacted by a number of additional considerations, including but not limited to clarifications or changes to the recently passed tax reform act, the issuance of the final regulations, our ongoing analysis of the new law and our actual earnings for the fiscal year ended March 31, 2018.

Full Year Fiscal 2018 Outlook for the Twelve Month Period Ending March 31, 2018

Deckers now expects fiscal year 2018 results to be:

  Net sales are expected to be in the range of $1,873 million to $1,878 million.
  Gross margin is expected to be approximately 49%.
  SG&A expenses as a percentage of sales are projected to be approximately 37%.
  Effective tax rate of approximately 22.5%.
  Non-GAAP diluted earnings per share are expected to be in the range of $5.37 to $5.42. This excludes any charges that may occur from additional store closures, restructuring and other charges.
  The earnings per share guidance does not assume any impact of additional share repurchases.

Fourth Quarter Fiscal 2018 Outlook for the Three Month Period Ending March 31, 2018

  Net sales are expected to be in the range of $370 million to $375 million.
  Effective tax rate of approximately 32%.
  Non-GAAP diluted earnings per share are expected to be in the range of $0.15 to $0.20. This excludes any charges that may occur from additional store closures, restructuring and other charges.
  The earnings per share guidance does not assume any impact of additional share repurchases.

Non-GAAP Financial Measures

We present certain Non-GAAP financial measures in this press release, including constant currency, Non-GAAP SG&A expenses, Non-GAAP operating income and Non-GAAP diluted earnings per share, to provide information that may assist investors in understanding our financial results and assessing our prospects for future performance. We believe these Non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results, such as restructuring charges relating to retail store closures and office consolidations, and other charges relating to inventory write-downs, severance and asset impairments. In particular, we believe that the exclusion of certain costs and charges allows for a more meaningful comparison of our results from period to period. These Non-GAAP measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate our constant currency information, we calculate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and re-measurements in the condensed consolidated balance sheets. These Non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such Non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the financial measures to the most directly comparable GAAP measures has been provided under the heading “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the financial statement tables included below.

Conference Call Information

The Company’s conference call to review the results for the third quarter 2018 will be broadcast live today, Thursday, February 1, 2018 at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the “Investor Information” tab and then clicking on the microphone icon at the top of the page.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses and earnings per share, as well as statements regarding our cost savings initiatives, product and brand strategies, and marketing and distribution plans. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expected," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(Amounts in thousands, except for per share data)

	Three-month period ended		Nine-month period ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$810,478	$760,345	$1,502,655	$1,420,682
Cost of sales	387,007	376,711	763,442	744,371
Gross profit	423,471	383,634	739,213	676,311

Selling, general and administrative expenses	230,280	330,384	534,923	647,357
Income from operations	193,191	53,250	204,290	28,954

Other expense, net	138	2,363	1,503	4,476
Income before income taxes	193,053	50,887	202,787	24,478

Income tax expense	106,712	9,860	109,008	3,064
Net income	86,341	41,027	93,779	21,414

Other comprehensive income (loss), net of tax
Unrealized gain (loss) on foreign currency hedging	2,509	(1,399)	(2,174)	620
Foreign currency translation adjustment	2,037	(13,067)	6,555	(10,224)
Total other comprehensive income (loss)	4,546	(14,466)	4,381	(9,604)
Comprehensive income	$90,887	$26,561	$98,160	$11,810

Net income per share:
Basic	$2.71	$1.28	$2.93	$0.67
Diluted	$2.69	$1.27	$2.91	$0.66

Weighted-average common shares outstanding:
Basic	31,863	31,973	31,956	32,018
Diluted	32,041	32,309	32,186	32,377

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

DECKERS BRANDS - GAAP to Non-GAAP Reconciliation
For the Three Months Ended December 31, 2017 and December 31, 2016
(Amounts in thousands, except for per share data)
(Unaudited)

	Three-month period ended December 31, 2017
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$810,478		$810,478
Cost of sales	387,007		387,007
Gross profit	423,471		423,471

Selling, general and administrative expenses	230,280	(9,870)	220,410
Income from operations	193,191	9,870	203,061

Other expense, net	138		138
Income before income taxes	193,053		202,923

Income tax expense	106,712		43,728
Net income	$86,341		$159,195

Net income per share:
Basic	$2.71		$5.00
Diluted	$2.69		$4.97

Weighted-average common shares outstanding:
Basic	31,863		31,863
Diluted	32,041		32,041

(1)	Amounts as of December 31, 2017 reflect restructuring, other charges related to organizational changes and the strategic review process.
(2)

The difference in GAAP and non-GAAP tax expense is primarily due to the recently enacted tax reform and subsequent deferred tax asset charge associated with the new lower domestic federal tax rate. The tax rate applied to the Non-GAAP measures is 21.5% for the fiscal quarter ended December 31, 2017.

	Three-month period ended December 31, 2016
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$760,345		$760,345
Cost of sales	376,711		376,711
Gross profit	383,634		383,634

Selling, general and administrative expenses	330,384	(128,935)	201,449
Income from operations	53,250	128,935	182,185

Other expense, net	2,363		2,363
Income before income taxes	50,887		179,822

Income tax expense	9,860		47,092
Net income	$41,027		$132,730

Net income per share:
Basic	$1.28		$4.15
Diluted	$1.27		$4.11

Weighted-average common shares outstanding:
Basic	31,973		31,973
Diluted	32,309		32,309

(1)

Amounts as of December 31, 2016 reflect charges related to restructuring costs as a result of retail store closures, office consolidations and the impairment of goodwill and patents related to the Sanuk brand.

(2)

The tax rate applied to the Non-GAAP measures is 26.2% for the fiscal quarter ended December 31, 2016. The difference from the GAAP tax rate is a result of the jurisdictional tax rates applied to the restructuring charges.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

DECKERS BRANDS - GAAP to Non-GAAP Reconciliation
For the Nine Months Ended December 31, 2017 and December 31, 2016
(Amounts in thousands, except for per share data)
(Unaudited)

	Nine-month period ended December 31, 2017
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$1,502,655		$1,502,655
Cost of sales	763,442		763,442
Gross profit	739,213		739,213

Selling, general and administrative expenses	534,923	(12,278)	522,645
Income from operations	204,290	12,278	216,568

Other expense, net	1,503		1,503
Income before income taxes	202,787		215,065

Income tax expense	109,008		47,085
Net income	$93,779		$167,980

Net income per share:
Basic	$2.93		$5.26
Diluted	$2.91		$5.22

Weighted-average common shares outstanding:
Basic	31,956		31,956
Diluted	32,186		32,186

(1)	Amounts as of December 31, 2017 reflect charges related to restructuring costs, other charges related to organizational changes and the strategic review process.
(2)

The difference in GAAP and non-GAAP tax expense is primarily due to the recently enacted tax reform and subsequent deferred tax asset charge associated with the new lower domestic federal tax rate. The tax rate applied to the Non-GAAP measures is 21.9% for the nine months ended December 31, 2017.

	Nine-month period ended December 31, 2016
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$1,420,682		$1,420,682
Cost of sales	744,371		744,371
Gross profit	676,311		676,311

Selling, general and administrative expenses	647,357	(131,570)	515,787
Income from operations	28,954	131,570	160,524

Other expense, net	4,476		4,476
Income before income taxes	24,478		156,048

Income tax expense	3,064		40,960
Net income	$21,414		$115,088

Net income per share:
Basic	$0.67		$3.59
Diluted	$0.66		$3.55

Weighted-average common shares outstanding:
Basic	32,018		32,018
Diluted	32,377		32,377

(1)

Amounts as of December 31, 2016 reflect charges related to restructuring costs as a result of retail store closures, office consolidations and the impairment of goodwill and patents related to the Sanuk brand.

(2)

The tax rate applied to the Non-GAAP measures is 26.2% for the nine months ended December 31, 2016. The difference from the GAAP tax rate is a result of the jurisdictional tax rates applied to the restructuring charges.

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,	March 31,
Assets	2017	2017

Current assets:
Cash and cash equivalents	$493,002	$291,764
Trade accounts receivable, net	232,594	158,643
Inventories, net	396,309	298,851
Other current assets	62,994	71,563
Total current assets	1,184,899	820,821

Property and equipment, net	215,847	225,531
Other noncurrent assets	130,217	145,428

Total assets	$1,530,963	$1,191,780

Liabilities and Stockholders' Equity

Current liabilities:
Short-term borrowings	$571	$549
Trade accounts payable	199,320	95,893
Other current liabilities	164,918	62,609
Total current liabilities	364,809	159,051

Long-term liabilities:
Mortgage payable	31,656	32,082
Other liabilities	101,629	46,392
Total long-term liabilities	133,285	78,474

Total stockholders' equity	1,032,869	954,255

Total liabilities and stockholders' equity	$1,530,963	$1,191,780

CONTACT:
Investor Contact:
Deckers Brands
Steve Fasching, 805.967.7611
VP, Strategy & Investor Relations